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                                                                    Exhibit 3.5

                            STARWOOD FINANCIAL, INC.

                            ARTICLES OF INCORPORATION

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         FIRST: THE UNDERSIGNED, Michael E. McTiernan, whose address is c/o
Rogers & Wells, 200 Park Avenue, New York, New York 10166, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.

         SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                            STARWOOD FINANCIAL, INC.

         THIRD: The purposes for which, and any of which, the Corporation is formed and the business and objects to be carried on and promoted by it are:

                  (1) To engage in any lawful act or activity for which corporations may be organized under the Maryland General Corporation Law.

                  (2) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions, which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

                           The foregoing enumerated purposes and objects shall
be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

         FOURTH: The present address of the principal office of the Corporation in the State of Maryland is c/o Patricia McGowan, Ballard Spahr Andrews & Ingersoll, LLP, 300 East Lombard Street, Baltimore, Maryland 21202.

         FIFTH: The name and address of the resident agent of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

         SIXTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100, all of which shall be shares of Common Stock, par value $.01 per share (the "Common Stock"). The aggregate par value of all authorized shares having par value is $1.00.


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         SEVENTH: The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall be not less than three, nor more than nine, which number may be increased or decreased by at least two-thirds of the entire Board of Directors pursuant to the Bylaws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force.

         The initial directors are: Jay Sugarman, Spencer Haber and Nina Matis.

         EIGHTH:  The duration of the Corporation shall be perpetual.

         NINTH: In the event any term, provision, sentence or paragraph of the charter of the Corporation is declared by a court of competent jurisdiction to be invalid or unenforceable, such term, provision, sentence or paragraph shall be deemed severed from the remainder of the charter, and the balance of the charter shall remain in effect and be enforced to the fullest extent permitted by law and shall be construed to preserve the intent and purposes of the charter. Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term, provision, sentence or paragraph of the charter in any other jurisdiction.

         IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation, acknowledging the same to be my act, on June 8, 1999.









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                               Michael E. McTiernan